Exhibit (g)(3)

State Street Bank and Trust Company

American Century Investment Management, Inc. – August 1, 2011
Custody FEE SCHEDULE

This fee schedule is for services provided by State Street Bank and Trust Company or its affiliates (“State Street”) to American Century pursuant to certain custodian agreements dated as of July 29, 2011 and August 1, 2011 (the “Custody Agreements”), as may be amended, supplemented, restated or otherwise modified from time to time.  This fee schedule shall apply to all funds, portfolios or accounts that may be party or become subject to the Custody Agreements from time to time (the “Funds”).

I. Custody Fees and Services

Annual Fee
Domestic Net Asset Based Fee on a Complex-wide Basis
First $20 Billion	0.10 Basis Points
Thereafter	0.05 Basis Points

The fees above include the following Custody services:
•	Safe-keep Assets
•	Monitor and Process Corporate Actions
•	Deliver Proxy Voting Material
•	Collect Income
•	Facilitate Tax Services For Portfolio Investments
•	Provide Market Information
•	Maintain Global Custody Network

Confidential

State Street Bank and Trust Company

American Century Investment Management, Inc. – August 1, 2011
Custody FEE SCHEDULE

COUNTRY	HOLDING CHARGES IN BASIS POINTS (ANNUAL FEE)	TRANSACTION CHARGES (PER TRADE)	COUNTRY	HOLDING CHARGES IN BASIS POINTS (ANNUAL FEE)	TRANSACTION CHARGES (PER TRADE)
Argentina	12.0	$45	Lebanon	45.0	$102
Australia	1.3	$20	Lithuania	20.0	$40
Austria	2.0	$25	Luxembourg	2.0	$39
Bahrain	40.0	$99	Malaysia	5.5	$25
Bangladesh	30.0	$111	Mauritius	30.0	$120
Belgium	1.5	$23	Mexico	5.0	$30
Bermuda	20.0	$75	Morocco	30.0	$93
Bolivia	20.0	$45	Namibia	35.0	$65
Botswana	35.0	$96	Netherlands	1.3	$15
Brazil	7.5	$35	New Zealand	2.0	$26
Bulgaria	25.0	$72.50	Nigeria	30.0	$75
Canada	1.0	$7.75	Norway	4.0	$15
Cayman Islands	35.0	$75	Oman	40.0	$45
Cedel/Clearstream	1.5	$12	Pakistan	25.0	$115
Chile	20.0	$50	Peru	20.0	$93
China	15.0	$65	Philippines	10.0	$40
Colombia	35.0	$105	Poland	15.0	$50
Costa Rica	25.0	$50	Portugal	2.0	$25
Croatia	35.0	$80	Puerto Rico	7.0	$70
Cyprus	30.0	$75	Qatar	40.0	$90
Czech Republic	15.0	$35	Romania	25.0	$80
Denmark	2.0	$30	Russia	17.5	$55
Ecuador	35.0	$75	Singapore	3.0	$30
Egypt	20.0	$55	Slovak Republic	25.0	$80
Estonia	30.0	$40	Slovenia	30.0	$80
Euroclear	1.0	$12	South Africa	3.0	$20
Finland	2.0	$28	South Korea	6.0	$37
France	1.1	$12	Spain	4.0	$20
Germany	1.0	$12	Sri Lanka	22.0	$85
Ghana	35.0	$72.75	Swaziland	35.0	$35
Greece	10.0	$61	Sweden	2.0	$25
Hong Kong	2.0	$15	Switzerland	1.5	$22
Hungary	20.0	$50	Taiwan	10.0	$57
Iceland	16.0	$40	Thailand	10.0	$40
India	17.5	$40	Trinidad & Tobago	45.0	$75
Indonesia	8.0	$51	Tunisia	40.0	$84
Ireland	2.5	$20	Turkey	15.0	$53
Israel	15.0	$50	Ukraine	34.0	$110
Italy	1.5	$15	United Arab Emirates	30.0	$85
Ivory Coast	35.0	$110	United Kingdom	1.0	$7.50
Jamaica	30.0	$70	Uruguay	40.0	$85
Japan	1.0	$10	Venezuela	35.0	$120
Jordan	25.0	$117	Vietnam	20.0	$75
Kazakhstan	40.0	$75	Zambia	35.0	$120
Kenya	30.0	$93	Zimbabwe	35.0	$110
Latvia	10.0	$40

The holdings basis points charge is calculated using the month end asset value for each market invested.

Confidential

State Street Bank and Trust Company

American Century Investment Management, Inc. – August 1, 2011
Custody FEE SCHEDULE

II. Terms

Subject to the conditions outlined below, this fee schedule shall be effective from August 1, 2011, through July 31, 2016.

III. Payment of Fees

The above fees will be charged monthly against a Fund’s demand deposit account maintained with State Street five (5) days after the invoice is mailed to the Fund’s offices.   To the extent that custody fees are paid directly by American Century Investment Management, Inc. on behalf of a Fund, fees will not be charged against the applicable Fund’s demand deposit account.

IV. Signatures

American Century Investment Management, inc.	State Street Bank and Trust Company
By: /s/ Jon W. Zindel Name: Jon W. Zindel Title: Senior Vice President Date: 7/12/2011	By: /s/ W. Andrew Fry Name: W. Andrew Fry Title: Senior Vice President Date: 13 July 2011

on behalf of each of the Funds
By: /s/ Robert J. Leach Name: Robert J. Leach Title: Treasurer Date: 7/13/2011

Confidential